POWER OF ATTORNEY

  The undersigned Trustees of IGAM Group Funds (the "Trust") hereby appoint Eugene Y.W. Lee, Ph.D. as attorney-in-fact and agent, in all capacities, to execute, and to file any amendments to the Trust's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, (the "Act") and under the Securities Act of 1933, that are required to complete the initial registration of the Trust as an investment company and the sale of shares of the series of the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  The undersigned Trustees hereby execute this Power of Attorney as of this 13th day of September, 1999.


Name                                           Title

/s/ Edward Mazze, Ph.D.
Edward Mazze, Ph.D.                            Trustee

/s/ Andrew Laviano
Andrew Laviano                                 Trustee